Exhibit 10.1

PDC ENERGY, INC.
2018 EQUITY INCENTIVE PLAN

Amendment No. 1

THIS AMENDMENT No. 1 to the PDC Energy, Inc. 2018 Equity Incentive Plan (the “Plan”) is adopted as of March 24, 2020.

WHEREAS, the Board of Directors (the “Board”) of PDC Energy, Inc. (the “Company”) has the general authority to amend the Plan pursuant to Section 10.5 of the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Company common stock available for issuance under the Plan from 1,800,000 to 7,050,000 shares, subject to and effective upon approval of this Amendment No. 1 by the Company’s stockholders.

NOW THEREFORE, the Board hereby amends the Plan as follows:

1.                  Increase in Share Reserve. Subject to and effective upon approval of this Amendment No. 1 by the Company’s stockholders, Section 4.2 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.2.      Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under the Plan (the “Share Limit”) may not exceed 7,050,000 shares of Common Stock. The foregoing Share Limit is subject to adjustment as contemplated by Section 8.1 and Section 10.9.”

2.                 Effect on Plan. The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment No. 1.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Plan as of the date first indicated above.

PDC ENERGY, INC.
A Delaware corporation

By:	/s/ Nicole L. Martinet
Name:	Nicole L. Martinet
Title:	Sr. Vice President and General Counsel